Exhibit 99.1

Point Therapeutics to Raise $11.2 Million in a Private Financing

    BOSTON--(BUSINESS WIRE)--Sept. 22, 2003--Point Therapeutics, Inc. (OTC BB: POTP.OB) announced today that the Company has received subscription agreements to raise $11,200,000 in gross proceeds in a private placement. The Company will sell units consisting of 5,600,000 shares of common stock and five-year warrants to purchase an additional 2,800,000 shares of common stock. The per unit purchase price represented a 12.5% discount to the average closing price of the Company's common stock for the five trading days prior to September 10, 2003, the date on which the offering commenced. The warrants will be exercisable at a price of $2.66 per share.
    Participants in the private placement will include ProQuest Investments, a new investor, along with certain existing and new accredited investors.
    Point intends to use these funds for general corporate purposes including the costs of continuing and future clinical trials of PT-100, its lead clinical compound. PT-100 is currently being evaluated in a clinical study with Rituxan(R) in non-Hodgkin's lymphoma (NHL) and chronic lymphocytic leukemia (CLL) patients.
    "We are extremely pleased to announce this transaction, which is a strong validation to us of PT-100's potential as an important therapy for cancer patients. The financing will support the on-going clinical development of the multiple applications of PT-100," said Don Kiepert, CEO and President of Point.
    The shares issued in the private placement have not yet been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act of 1933 as amended, and applicable state securities laws, or an applicable exemption from registration statements. Point has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in this private placement and the shares of common stock issuable upon exercise of the warrants issued in this private placement. Paramount Capital, Inc. acted as the placement agent for the financing.

    ABOUT POINT THERAPEUTICS, INC.:

    Point is a Boston-based biopharmaceutical company developing small molecule drugs for the treatment of a variety of cancerous tumors and certain hematopoietic disorders. Point's lead product candidate, PT-100, has the potential to inhibit the growth of certain cancerous tumors. Point has initiated a Phase 1/2 human clinical study to test the safety and efficacy of PT-100 in combination with Rituxan(R) in patients with hematologic malignancies, such as NHL and CLL. Point is also developing PT-100 as a potential therapy for the treatment of hematopoietic disorders caused by chemotherapy treatments.

    Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believe," "expect," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of the Company to (i) successfully develop products, (ii) obtain the necessary governmental approvals,
(iii) effectively commercialize any products developed before its competitors and (iv) obtain and enforce intellectual property rights, as well as the risk factors described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and from time to time in the Company's other reports filed with the Securities and Exchange Commission.


    CONTACT: Point Therapeutics, Inc.
             Richard N. Small, 617-933-2130
             or
             The Trout Group
             Ritu Baral, 212-477-9007 ext. 25